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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1022) pertaining to the Visio Corporation 1990 Stock Option Plan, Visio Corporation 1995 Long-term Incentive Compensation Plan, Visio Corporation 1995 Nonemployee Director Stock Option Plan, Visio Corporation 1995 Employee Stock Purchase Plan, and Visio Corporation (formerly Shapeware Corporation) Common Stock Purchase Warrant of Visio Corporation of our report dated October 18, 1996, with respect to the financial statements and schedule of Visio Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1996.

                                          /S/ Ernst & Young LLP

Seattle Washington
December 24, 1996